SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  September 17, 2001


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                        No.)
            Incorporation)


     45200 Business Court, Dulles, VA                20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:(703) 650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 9.
                        Operations Update
                       September 17, 2001


Atlantic Coast Airlines Holdings, Inc. and its wholly-owned subsidiary, Atlantic Coast Airlines (together the "Company"), the Dulles, VA-based regional carrier that operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. and Canada, continues to increase service and operated a total of 683 flights, or 88.2% of its schedule yesterday.

Starting September 18, and through the end of the month, the Company plans to operate approximately 83% of its pre-September 11 schedule. The ability to operate flights remains dependent on and could be affected by FAA authorizations, airport closures, and operational and crew constraints related to military call-ups.

United Airlines ("United"), one of the Company's two code share partners, has confirmed its intention to continue utilizing existing and on-order regional jet aircraft in the United Express program. However, as a result of the catastrophic events of the last week and following discussions with United, the Company anticipates flying approximately 80% of its pre-September 11 United Express schedule for the remainder of September and approximately 93% for October, under its existing contract rates.

The Company anticipates it will operate its full Delta Connection schedule by Tuesday, September 18, with the exception of its service to Washington Reagan National Airport (which consisted of four round trips per day from Boston). Furthermore, the Company expects to take delivery of the remaining four aircraft allocated to the Delta Connection program which will bring its Delta dedicated fleet to 30 aircraft as contracted.

Statements in this press release regarding projections and expectations of future operations, schedules, revenues and earnings represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors include, among others, the costs and other effects of enhanced security measures and other possible FAA orders, airport closures and military call-ups; the ability of the Company's code share partners to manage their operations and cash flow and to continue to utilize and pay for scheduled service; unexpected costs or delays in the continuing resumption of existing service or in implementation of new service; adverse weather conditions; ability to hire and retain employees; ability to obtain favorable financing terms for new aircraft; ability to successfully retire turboprop aircraft; traffic congestion; flight reallocations; or potential service disruptions due to new airport procedures or labor actions by employees of Delta or United.

These and other factors are more fully disclosed under the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. Atlantic Coast undertakes no obligation to update any of the forward-looking information included in this release, whether as a result of new information, future events, changed expectations or otherwise.

Atlantic Coast Airlines has a fleet of 118 aircraft serving 66 destinations in the U.S. and Canada, and employs over 4,000 aviation professionals. The common stock of parent Company Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about ACA, visit our website at www.atlanticcoast.com.





                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  September 17, 2001          By:  /S/ Richard J. Surratt
                                        Senior Vice President and
                                        Chief Financial Officer